                                                                   EXHIBIT 10.76


                          AREA DEVELOPMENT AGREEMENT


     THIS AREA DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of __________ (the "Effective Date"), by and between Color Me Mine Franchising, Inc., a California corporation, with its principal office at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025 ("Company"), and Under Fire, Inc., a California corporation, whose principal office is at 5269 East Second Street, Long Beach, California 90813 ("Developer"), with reference to the following facts:

     A. Company and its affiliates have developed a distinctive system for a "paint your own" ceramics studio, and the sale and promotion of related products and services, under the name "Color Me Mine."

     B. Company grants to certain qualified persons or entities who meet the Company's qualifications, and who are willing to undertake the investment and effort, the right to develop "Color Me Mine" stores within a defined geographical area.

     C. Developer has requested that the Company grant it the right to develop "Color Me Mine" Stores within a defined geographical area, and Company has agreed to do so, upon the terms and conditions set forth herein.

     NOW, THEREFORE, on the basis of the foregoing recitals, in consideration of the mutual promises, covenants, agreements and conditions contained in this Agreement, and other good and valuable consideration, Company and Developer hereby agree as follows:

                            ARTICLE I.  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set forth below when they appear capitalized (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

     1.1  "Acting as a 'Paint Your Own' Ceramic Studio" shall mean all acts
           -------------------------------------------
involving ceramic instruction, training, and ceramic materials provided to any consumer, together with the retail sale of prefabricated ceramic products and the firing of these products after they have been painted by the consumer.

     1.2  "Approved Site" shall mean a site, and Business Plan for such site,
           -------------
approved by Company in accordance with Section 3.4 for the establishment of a Store.

     1.3  "Business Plan" shall mean a detailed business plan for the
           -------------
establishment and operation of a Store at a proposed site, which plan shall contain a construction budget, pre-opening expenditure budget, post-opening capital budget, an operating budget, cash flow projections, sources of cash analysis (including analysis of any intended borrowings or financings), an operating plan (including plans related to the strategic business plan), and de-
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tailed quantifiable goals for the first year of such Store's operation. Such business plan shall specify the cash needs of the Store as of the last day of each calendar quarter. The cash needs of the Store shall include all cash needed for day-to-day operations, for capital goods replacement and acquisition, for reserves, and for expansion purposes. All cash flow projections shall be on a twelve (12) month basis.

     1.4  "Confidential Information" shall have the meaning assigned to it in
           ------------------------
Section 5.1.

     1.5  "Confidentiality and Non-Competition Agreement" shall mean a
           ---------------------------------------------
confidentiality and non-competition agreement in the form of Exhibit D.

     1.6  "Certificate of Formation" shall mean a Certificate of Formation
           ------------------------
substantially in the form of Exhibit E.

     1.7  "Development Manual" shall mean the confidential manual or manuals
           ------------------
containing policies and procedures to be adhered to by Developer in the development and operation of Stores, which may consist of one or more volumes, handbooks, manuals, written materials, video or audio cassette tapes, computer diskettes, and other materials and intangibles, as may be modified, added, replaced or supplemented by Company from time to time in its sole discretion, whether by way of supplements, replacement pages, franchise bulletin, disclosure, or other official pronouncements or means. The Development Manual may contain specifications, standards, policies and procedures prescribed from time to time by Company for developers of Stores and information relative to other obligations of Developer hereunder and the operation of Stores. The Development Manual may be modified from time to time in Company's sole discretion to reflect changes in the System or specifications, standards, policies and procedures for Stores or such other changes or additions as Company deems necessary or advisable.

     1.8  "Equity Interest" shall mean any stock, partnership or limited
           ---------------
liability company interest or other direct or indirect beneficial interest in such entity (whether partnership, limited liability company, corporation, trust or otherwise), or in the economic benefits derived therefrom, and if the holder of such Equity Interest is not a natural person, "Equity Interest" shall also include any stock, partnership or limited liability company interest or other direct or indirect beneficial interest in, or in the economic benefits derived from, such holder. "Equity Interest" in Developer shall also include any direct or indirect interest in this Agreement or in the economic benefits derived therefrom.

     1.9  "Equity Holder" shall mean any holder of an Equity Interest in
           -------------
Developer and shall not include Developer itself.

     1.10 "Development Schedule" shall mean the development schedule set forth
           --------------------
on Exhibit C.

     1.11 "Form Store Lease" shall mean a standard form lease prepared by
           ----------------
Company, as it may be modified from time to time, for the lease of an Approved Site.

     1.12 "Franchise Agreement" shall mean a franchise agreement in
           -------------------
substantially the form of Exhibit G to be entered into between Company as franchisor and a Franchisee as franchisee for the operation of a Store at an Approved Site.

     1.13 "Franchisee" shall mean a limited liability company to be owned by
           ----------
Developer and Company to operate a single Store at a single Approved Site.

     1.14 "Operating Agreement" shall mean a limited liability company operating
           -------------------
agreement in substantially the form of Exhibit F to be entered into between Developer and Company.

     1.15 "Service Marks" shall mean those proprietary marks registered with the
           -------------
United States Patent and Trademark Office, and common law trademarks and service marks, trade names, logo types, insignias, designs and other commercial symbols which Company now or hereafter is authorized to use and does use or authorizes others to use to identify the Store.

     1.16 "Site Agreement" shall mean the lease, sublease or assignment of lease
           --------------
to be entered into between a Franchisee and a lessor or sublessor of an Approved Site.

     1.17 "Site Package" shall mean a complete site approval request package and
           ------------
location feasibility analysis on Company's specified forms (containing such demographic, commercial, and other information and photographs as Company may require from time to time) for each site at which Developer proposes and intends in good faith to establish and operate a Store.

     1.18 "Store" shall mean Acting as a "Paint Your Own" Ceramic Studio from an
           -----
Approved Site utilizing the Service Marks.

     1.19 "Term" shall have the meaning assigned to it in Section 2.5.
           ----

     1.20 "Territorial Requirements" shall mean all of the following:  (a)
           ------------------------
Developer is satisfying its obligations under the Development Schedule on a timely basis, (b) Developer is in full compliance with its other obligations under this Agreement, (c) each Franchisee is in full compliance with its obligations under each Franchise Agreement, (d) Developer is in full compliance with its obligations under each Operating Agreement, and (e) no event of default has occurred under any other instrument, agreement or document between Developer or its Equity Holders and Company.

     1.21 "Territory" shall mean the geographical area described on Exhibit B.
           ---------

     1.22 "Transfer" shall mean to sell, assign, transfer, convey, pledge,
           --------
mortgage, encumber, abandon, eliminate or give away, voluntarily or involuntarily, by operation of law or otherwise.

                 ARTICLE II.  GRANT OF AREA DEVELOPMENT RIGHTS

     2.1  Grant of Area Development Rights.  Subject to the terms and
          --------------------------------
conditions contained herein, Company hereby grants to Developer, and Developer hereby accepts from Company, the exclusive right, through a joint venture with Company as described in Section 3.6 that will act as the Franchisee of a Store, to establish, own and operate twelve (12) Stores in the Territory under a separate Franchise Agreement for each Store. SUCH GRANT BY COMPANY IS IN RELIANCE UPON ALL REPRESENTATIONS MADE BY DEVELOPER AND ITS OWNERS IN THE DEVELOPER ACKNOWLEDGEMENTS AND REPRESENTATION STATEMENT, A COPY OF WHICH IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND WHICH SHALL BE EXECUTED BY DEVELOPER CONCURRENTLY WITH THIS AGREEMENT.

     2.2  Territory.  Except as otherwise provided in Section 2.4 and provided
          ---------
that the Territorial Requirements have been, and at all times continue to be, satisfied in full, Company will not operate or allow any other party to operate a Store within the Territory during the Term. As provided in Section 2.4 or upon either the Territorial Requirements not being satisfied or the termination or expiration of the Term, Company and its affiliates shall have the right to develop and operate, and to grant to others development rights and franchises to develop and operate, Stores within the Territory.

     2.3  Rights Retained by Company.  Except as expressly limited by Section
          --------------------------
2.2, Company (on behalf of itself, its affiliates and its designees) retains all rights with respect to Stores, the Service Marks, and the sale of any other product and services, anywhere in the world, including, without limitation:

          (a) the right to operate or grant to others the right to operate similar businesses, including, without limitation, Stores, at such locations within and/or outside the Territory and on such terms and conditions as Company, in its sole discretion, deems appropriate;

          (b) the right, and the right to grant others the right, to develop, manufacture, market, distribute and/or sell products or services within and/or outside the Territory through any channel of distribution, whether wholesale, retail or otherwise, under or in association with the Service Marks or any other trademarks and/or to own or operate any other business under the Service Marks or any other trademarks; and

          (c) the right to acquire and operate any business, including, without limitation, a business which is Acting as a "Paint Your Own" Ceramic Studio located or operating within and/or outside the Territory.

     The foregoing reserved rights are in addition to all rights of CMM described in Section 2.4.

     2.4  Developer's Option to Develop Company Sites.  If during the Term
          -------------------------------------------
Company locates a site suitable for a Store in the Territory (a "Company Site"), Company shall notify

Developer in writing of such Company Site (including any relevant site-related materials in Company's possession). Within ten (10) days after Developer's receipt of Company's notice regarding such Company Site, Developer shall notify Company if Developer desires to develop and operate a Store at such Company Site. If Developer fails to so notify Company within such time period, then Company or its designee shall have the right to develop and operate a Store at such Company Site.

     If Developer timely notifies Company in writing that Developer desires to develop and operate a Store at such Company Site, then Developer will have thirty (30) days in which to negotiate and deliver to Company for its approval a lease or sublease for such Company Site in form for execution. If Company disapproves the lease for failure to meet Company's requirements, Developer will have ten (10) business days within which to negotiate and deliver to Company a revised lease for such Company Site in form for execution. If Company approves the lease or sublease for such Company Site, then Developer will (a) take all actions described in Section 3.6 to form the Franchisee for such Company Site,
(b) cause the Franchisee to execute such lease or sublease, as applicable, (c) subject to Section 3.7, cause the Franchise to execute the Franchise Agreement with respect to such Company Site, and (d) if such Company Site is located at, adjacent to, or in the immediate proximity of a Koo Koo Roo restaurant which is being developed, cause the Store to be opened at such Company Site upon the opening of such Koo Koo Roo restaurant.

     If the revised lease or sublease fails to meet Company's requirements, or if Developer fails to negotiate and deliver to Company a lease or sublease within such thirty (30) day period, then Company or its designee may develop and operate a Store at such Company Site. In addition, if Developer (or Franchisee) fails to timely execute the lease or sublease agreement and other documents with respect to such Company Site or, if applicable, otherwise fails to open a Store at a Company Site upon the opening of such Koo Koo Roo restaurant, then Company or its designee may develop and operate a Store at such Company Site.

     2.5  Term of Agreement.  The term ("Term") of this Agreement shall be until
          -----------------
the earlier of (a) three (3) years from the Effective Date or (b) the date that Developer opens twelve (12) Stores pursuant to this Agreement, unless sooner terminated pursuant to the provisions of this Agreement.

                      ARTICLE III.  DEVELOPMENT OF STORES

     3.1  Development Obligations.  Developer agrees that, during the Term, it
          -----------------------
will continuously exert its best efforts to promote and enhance the development of Stores within the Territory. Without limiting the foregoing obligation, Developer agrees to cause to have open and in operation the number of Stores set forth in the Development Schedule by the opening dates specified therein or as otherwise permitted by Section 8.2(a). Developer acknowledges and agrees that a Store that closes for a period of seven (7) consecutive days without Company's prior written consent or a repeated pattern of closures of a Store for periods of less than seven (7) consecutive days shall not be counted as open and in operation as of the next Store opening date after such closing for purposes of determining Developer's compliance with

Development Schedule. Developer also agrees that it will at all times faithfully, honestly and diligently perform its obligations under this Agreement. Developer acknowledges that Company makes no representations or warranties that the Territory can support, or there are sufficient sites for, the number of Stores specified in the Development Schedule.

     3.2  Site Review.  Developer shall comply with Company's specifications and
          -----------
requirements regarding site selection, development and construction, including, without limitation, those concerning relations and with and use of approved general contractors, subcontractors, real estate developers and lessors and, if requested by Company, real estate broker(s). Developer shall submit to Company a Site Package for each site at which Developer proposes and intends in good faith to establish and operate a Store and which Developer reasonably believes to conform to certain minimum site selection criteria established by Company from time to time in its sole discretion.

     3.3  Business Plan Review.  Developer shall also submit to Company a
          --------------------
Business Plan for each site at which Developer proposes and intends in good faith to establish and operate a Store and which Developer reasonably believes to conform to certain financial criteria established by Company from time to time in its sole discretion.

     3.4  Approval Process.  In approving or disapproving any proposed site or
          ----------------
Business Plan, Company may consider such matters as it deems material from time to time, which factors may (but are not required) to include, without limitation, demographic characteristics, traffic patterns, parking, visibility, allowed signage, the predominant character of the neighborhood, competition from other businesses providing similar services within the area (including other Stores), the proximity to other businesses, the exclusivity granted to other franchise owners or developers of Stores, the nature of other businesses in proximity to the site, and other commercial characteristics (including the rental obligations, other lease terms for the proposed site), the size, appearance, and other physical characteristics of the proposed site, budgeted costs, required investments, source of funds and other financial budgetary concerns. Developer acknowledges and agrees that Company may alter the criteria or impose additional criteria for acceptable sites or Business Plans for Stores at any time from time to time in its sole discretion, that Developer shall abide by such site or Business Plan criteria as they exist from time to time and comply with its development obligations hereunder (including, but not limited to, the Development Schedule), and that no extension or alteration of the required opening date of any Store shall arise by reason of such altered or additional site or Business Plan criteria.

     Company will approve or disapprove sites and Business Plans by delivery of written notice to Developer. Company agrees to exert its reasonable best efforts to deliver such notification to Developer within thirty (30) days after receipt by Company of a complete Site Package and Business Plan and such other materials requested by Company from time to time, containing all information required by Company. Company shall have the right in its sole discretion to approve or disapprove a site or Business Plan or require modifications to the Business Plan, and Developer acknowledges and agrees that Company shall have no liability therefor. Notwithstanding any other provision of this Agreement, Company's failure to provide

Developer with notice of its approval or disapproval of one or more proposed sites or Business Plans shall in no event constitute an approval of such sites or Business Plans, a waiver of Company's right to approve or disapprove such sites or Business Plans or to require modifications, or cause any extension of the applicable Development Schedule.

     If Company approves a site and Business Plan, Company also will designate an area around such site in which Company shall not open, or permit any other party to open, a Store during the term of the franchise for the Store which will be opened at the Approved Site.

     3.5  Lease of Approved Sites.  Developer acknowledges that Company has
          -----------------------
developed a standard Form Store Lease. Company will furnish Developer with a copy of the current Form Store Lease and Developer acknowledges that Company may modify such form from time to time in its sole discretion. Developer shall present the Form Store Lease to the lessor of an Approved Site and use its best efforts to cause the lessor of such Approved Site to execute the Form Store Lease as the Site Agreement for such Approved Site. If Developer fails to obtain the lessor's agreement to use the Form Store Lease as the Site Agreement, Developer shall cause the lessor to include in the Site Agreement the standard terms which Company requires from time to time in its sole discretion, and such other terms as Company may require or as it may specifically approve in writing.

     After receiving a copy of a proposed Site Agreement in form for execution, Company shall have the right, in its sole discretion, to approve, approve with modification or disapprove such proposed Site Agreement, and Developer acknowledges and agrees that Company shall have no liability therefor. Company agrees to exert its best efforts to deliver such notification to Developer within thirty (30) days after receipt by Company of the proposed Site Agreement. Notwithstanding any other provision of this Agreement, Company's failure to provide Developer with notice of its approval of one or more proposed Site Agreements shall in no event constitute an approval of such Site Agreements, a waiver of Company's right to approve or disapprove such Site Agreements or cause any extension of the applicable Development Schedule. Developer agrees that it will not execute (or cause to be executed) a Site Agreement without the prior written approval of Company, that any such Site Agreement shall be in the name of the Franchisee for such Approved Site and that any such Site Agreement shall contain the express condition precedent of Company's prior written approval thereof. Developer shall deliver to Company a copy of the fully signed Site Agreement as previously approved within fifteen (15) days after its full execution. Developer further agrees that it will not execute (or cause to be executed) or agree to any modification of the Site Agreement which would affect Company's rights without the prior written approval of Company. If the Franchisee fails to obtain lawful possession of an Approved Site (through lease, sublease or assignment) within sixty (60) days after delivery of Company's approval of the Approved Site, Company may, in its sole discretion, withdraw approval of such site at any time.

     At the request of Company, if Developer owns an Approved Site, Developer will enter into a lease with Company under Company's then-current form of lease for a term equal to the term of the Franchise Agreement with lease options for any renewal terms described in the Franchise Agreement, and for a rental equal to the Approved Site's fair market rental value, and will cause the Franchisee to sublease the Approved Site from Company on the same terms as the prime lease. If Developer and Company cannot agree on the fair market rental value for such Approved Site, then such rental value shall be determined by an independent appraiser selected by Company, an independent appraiser selected by Developer, and a third independent appraiser selected by the other appraisers. The fair market rental value shall be deemed to be the average of the three (3) independent appraisals made by such appraisers.

     3.6  Organization of Franchisee.  Each time that Company approves a Site
          --------------------------
Package, Business Plan and a Site Agreement for an Approved Site, Developer shall, within ten (10) days of such approval, cause a new Delaware limited liability company to be formed by filing a Certificate of Formation and shall also enter into an Operating Agreement with Company for the limited liability company so formed. Each company shall be a Franchisee and shall be the entity that enters into the Site Agreement and the Franchise Agreement for a Store at the Approved Site. Developer acknowledges that no Franchisee will operate more than one (1) Store and that a new Franchisee is to be formed for each Store to be established by Developer pursuant to this Agreement.

     3.7  Franchise Agreements.  Provided that (a) Developer is then in full
          --------------------
compliance with all of the terms and conditions of this Agreement, (b) Developer and all Franchisees are in full compliance with all of the terms and conditions of each Franchise Agreement they have entered into, (c) Developer is then in full compliance with all of the terms and conditions of each Operating Agreement it has entered into, (d) a Franchisee has obtained legal possession of an Approved Site, and (e) no event of default has occurred under other instrument, agreement or document between Developer or its Equity Holders and Company, Company agrees to offer to such Franchisee the right to operate a Store at such Approved Site by delivering to Developer a Franchise Agreement in form for execution by Franchisee. Such Franchise Agreement shall be executed and returned to Company at the earlier of fifteen (15) days after Company's delivery thereof, or prior to the opening of the Store, together with the fees required to be paid upon execution thereof. In addition, Developer and, if Developer is a legal entity, its Equity Holders and their spouses must guarantee all obligations of the Franchisee under the Franchise Agreement and its Equity Holders and their spouses must guarantee the obligations of Developer under any Operating Agreement entered into by Developer, in a form substantially similar to the Guaranty. In no event may a Store be opened for business prior to Developer's receipt of written notice from Company authorizing the opening of such Store. Developer acknowledges that Company, in its sole discretion, may from time to time modify or amend its standard form of area development agreement, franchise agreement, certificate of formation or operating agreement used in connection with the establishment of a Store.

     3.8  Applicability of Franchise Agreement.  All rights, duties and
          ------------------------------------
obligations of a Franchisee to operate a Store as a Color Me Mine franchisee shall be governed exclusively by the Franchise Agreement for the Store. Except for the rights, duties and obligations incident to development of the Territory granted or imposed by this Agreement, or as otherwise specifically modified hereby, no term or provision of the Franchise Agreements shall be deemed superseded or modified by this Agreement.

     3.9  Developer Salaries.  Provided that Developer is acting as a manager of
          ------------------
the Franchisees, Michelle Ifland and Anne Krizman shall be entitled to receive an aggregate salaries of $48,000 and $36,000, respectively, from the Franchisees, with each Franchisee paying a pro rata portion of such aggregate salaries. The salary payable to Ifland shall begin accruing as of June 25, 1996 and the salary payable to Krizman shall begin accruing only upon the date that a Franchisee opens a Store for business.

              ARTICLE IV.  COVENANTS AND OBLIGATIONS OF DEVELOPER

     4.1  Promotion of Sales.  Developer at all times shall cause its authorized
          ------------------
employees and those of each Franchisee to actively promote the sale of Color Me Mine products and services under the Franchise Agreements. Developer shall not allow the development of the Territory to interfere with the operations of any Franchisee as a Color Me Mine franchisee under the Franchise Agreements.

     4.2  Standards of Operation.  Developer shall cause each Franchisee to at
          ----------------------
all times give prompt, courteous, and efficient service to the public; perform work competently and in a workerlike manner; and in all business dealings with members of the public be governed by the highest standards of honesty, integrity, fair dealing, and ethical conduct. Developer will do nothing, and will cause each Franchisee to do nothing, which would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of Company, and/or Developer or any other franchisee of Company.

     4.3  Submission of Financial Data.  In addition to the reports required
          ----------------------------
pursuant to the Franchise Agreements, Developer agrees to submit to Company, within sixty (60) days after the end of each fiscal year of Developer, complete financial statements, including balance sheets, profit and loss statements, and statements of source and disposition of funds in accordance with such accounting principles consistently applied from period to period, with respect to the operations of each Store opened pursuant to this Agreement.

     4.4  Payment of Bills.  Developer will pay, or cause each Franchisee to
          ----------------
pay, when due all bills and other amounts owed to third parties under any purchasing arrangement in which Company or its affiliates may or may not be involved. Company shall not, by virtue of this Agreement or any Operating Agreement or Franchise Agreement, become liable to any such third party.

     4.5  Compliance with Laws.  Developer shall, and shall cause each
          --------------------
Franchisee to, comply with all applicable statutes, laws, ordinances, regulations, rules, orders, or suggestions of any governmental or quasi-governmental entity, body, agency, commission, board, or official applicable to Developer's or Franchisee's business. Nothing herein shall prevent Developer or any Franchisee from engaging in a bona fide contest of the validity or applicability thereof in any manner permitted by law.

     4.6  Employment Practices.  During the Term, and for a period of six (6)
          --------------------
months thereafter, Developer shall, and shall cause each Franchisee to, not employ or attempt to employ any person, without the written consent of such person's employer, who is at the time employed by Company or by any other franchisee of Company during such period, and Developer shall not, and shall cause each Franchisee to not, otherwise directly or indirectly induce or attempt to induce any such person to leave his employment as aforesaid.

     4.7  Service Marks.  Developer acknowledges that Developer has no rights to
          -------------
use any Service Marks or any copyright or copyrighted works owned by Company, under this Agreement. The right to use such Service Marks and copyrights will be granted by Company to a Franchisee solely pursuant to a Franchise Agreement.

     4.8  Development Manual.  Company will loan to Developer for Developer's
          ------------------
sole use during the Term one (1) copy of the Development Manual. Developer shall keep its copy of the Development Manual current by immediately inserting all modified pages or materials furnished by Company. In the event of a dispute about the contents of the Development Manual, the master copies maintained by Company at its principal office shall be controlling. Developer acknowledges that the Development Manual is proprietary and confidential and, therefore, agrees that it will not, at any time, disclose, copy or distribute any part of the Development Manual.

                 ARTICLE V.  CONFIDENTIALITY; NON-COMPETITION

     5.1  Confidential Information.  Company possesses, and will further develop
          ------------------------
and acquire, certain confidential and proprietary information and trade secrets, including, but not limited to, the following categories of information, methods, techniques, procedures and knowledge developed or to be developed by Company or its affiliates or their consultants, contractors or designees, and/or franchise owners and developers (the "Confidential Information"):

          (a) methods, techniques, equipment, specifications, standards, policies, procedures, information, concepts and systems relating to and knowledge of and experience in the development, operation and franchising of Stores;

          (b) marketing and promotional programs for Stores;

          (c) knowledge concerning the logic, structure and operation of computer software programs which Company authorizes for use in connection with the operation of Stores, and all additions, modifications and enhancements thereof, and all data generated from use of such programs, including, without limitation, the logic, structure and operation of database file structures containing such date and all additions, modifications and enhancements thereof;

          (d) sales data and information concerning consumer preferences and inventory requirement for products, materials and supplies, and specifications for and suppliers of certain materials, equipment and fixtures for Stores;

          (e)  the Development Manual;

          (f) information concerning product sales, operating results, financial performance and other financial data of Stores;

          (g) customer lists and product sales of the Stores; and

          (h) employee selection procedures, training and staffing levels.

     5.2  Disclosure By Company to Developer.  Company will disclose to
          ----------------------------------
Developer such parts of the Confidential Information as Company deems necessary or advisable from time to time in its sole discretion for the development of the Stores. Developer acknowledges and agrees that neither Developer nor any other person or entity will acquire by or through Developer any interest in or right to use the Confidential Information, other than the right to use it in the development of the Stores pursuant to this Agreement, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Company and with other Store developers and franchise owners. Developer agrees to disclose the Confidential Information to its Equity Holders and to its employees only to the extent reasonably necessary for the development of Stores pursuant to this Agreement and such individuals have agreed to maintain such information in confidence as described in Section 5.3.

     5.3  Non-Disclosure Obligations.  Developer acknowledges and agrees that
          --------------------------
the Confidential Information is confidential to and a valuable asset of Company, is proprietary, includes trade secrets of Company and is disclosed to Developer solely on the condition that Developer, its Equity Holders and employees who have access to the Confidential Information agree, and Developer does hereby agree that, during and after the Term, Developer, its Equity Holders and such employees:

          (a) will not use the Confidential Information in any other business or capacity;

          (b) will maintain the absolute confidentiality of the Confidential Information;

          (c) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and

          (d) will adopt and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use of disclosure of the Confidential Information, including, without limitation, requiring employees and others who will have access to such information to execute Confidentiality and Non-Competition Agreements. Developer shall provide Company, at its request, executed originals of each such Confidentiality and Non-Competition Agreement.

     5.4  Permitted Use of Confidential Information.  Nothing contained in this
          -----------------------------------------
Agreement shall be construed to prohibit Developer from using the Confidential Information in connection with the operation of any Store pursuant to a Franchise Agreement. Notwithstanding anything to the contrary contained in this Agreement and provided Developer shall have obtained Company's prior written consent, the restrictions on Developer's disclosure and use of the Confidential Information shall not apply to the following:

          (a) information, methods, procedures, techniques and knowledge which are or become generally known to persons or entities Acting as a "Paint Your Own" Ceramics Studio, other than through disclosure (whether deliberate or inadvertent) by Developer or any party obtaining such Confidential Information from Developer; and

          (b) the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Developer is legally compelled to disclose such information, provided Developer has notified Company prior to disclosure and shall have used its best efforts to obtain, and shall have afforded Company the opportunity to obtain, an appropriate protective order or other assurance satisfactory to Company of confidential treatment for the information required to be so disclosed.

     5.5  Disclosure by Developer to Company.  Developer agrees to disclose to
          ----------------------------------
Company all ideas, concepts, methods, techniques and products conceived or developed by Developer and its Equity Holders, or employees thereof during the Term relating to the development and operation of Stores, provided that the aforementioned parties will not be obligated to make such disclosures if doing so would violate any contractual obligations of Developer which: (a) arose prior to Developer's execution of this Agreement; and (b) Developer disclosed to Company in writing prior to the Effective Date. Developer hereby grants, and shall cause each Franchisee to grant, to Company and agrees to procure, or cause to be procured, from its Equity Holders, affiliates and employees a perpetual, non-exclusive and worldwide right to use same in all similar businesses operated by Company, its affiliates, franchise owners and designees. Company shall have no obligation to make any lump sum or on-going payments to Developer with respect to any such idea, concept, method, technique or product. Developer agrees that Developer will not use nor will it allow any other person or entity (other than Franchisee, Company or its franchisees) to use any such concept, method, technique or product without obtaining Company's prior written approval.

     5.6  Non-Competition.  Developer acknowledges and agrees that Company would
          ---------------
be unable to encourage a free exchange of ideas and information among franchise owners and developers of Stores, if developers, franchise owners and their principal owners or beneficiaries (and members of their immediate families) were permitted to engage in, hold interests in or perform services for Competitive Businesses (as defined herein). Developer further acknowledges and agrees that the restrictions contained in this Article V will not hinder its activities or the activities of its Equity Holders under this Agreement or in general. Company has entered into this Agreement with Developer on the express condition that, with respect to the development and operation of "paint your own" ceramics businesses, Developer and its Equity Holders and members of their respective immediate families will deal exclusively with

Company. Developer therefore agrees that, during the Term and the term of any Franchise Agreement, neither Developer nor any Equity Holder of Developer, nor any member of the immediate family of Developer or an Equity Holder of Developer shall directly or indirectly:

          (a) have any interest as a record or beneficial owner in any business, other than a Store, which offers products or services which are the same as or similar to products or services offered at Stores, or grants franchises or licenses or establishes joint ventures for the development or operation of such business, or is otherwise Acting as a "Paint Your Own" Ceramics Studio (collectively, "Competitive Business") (this restriction shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market and quoted by a national inter-dealer quotation system that represent less than three percent (3%) of the number of shares of that class of securities issued and outstanding);

          (b) divert or attempt to divert any business or any customers of any Stores to any Competitive Business; or

          (c) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business.

Developer furthermore agrees that, during the Term and the term of any Franchise Agreement, neither Developer nor any Equity Holder of Developer, nor any member of the immediate family of Developer or an Equity Holder of Developer shall directly or indirectly employ or seek to employ any person who is employed by Company, its affiliates or by any other developer or franchise owner of Stores, nor induce nor attempt to induce any such person to leave said employment without the prior written consent of such person's employer. Furthermore, if Developer is a corporation, partnership or limited liability company, it will not engage in any business or other activity, directly or indirectly, other than the development and operation of Stores.

     Developer acknowledges and agrees that the failure of any person or entity restricted pursuant to this Article V to comply with the restrictions of this
Article V (regardless of whether that person or entity actually has executed this Agreement) or a Confidentiality and Non-Competition Agreement shall constitute a breach of this Agreement.

     The restrictions of this Article V shall not be construed to prohibit Developer, any Equity Holder of Developer, or any member of the immediate family of Developer or its Equity Holders from having a direct or indirect ownership interest in any Stores, development agreements or franchise agreements for the development or operation of Stores, or any entity owning, controlling or operating Stores, or from providing services to any such Stores pursuant to other agreements with Company.

                        ARTICLE VI.  FEES AND PAYMENTS

     6.1  Area Development Fee.  For the right to develop the Territory granted
          --------------------
hereunder, Developer shall pay to Company on the Effective Date a separate and one-time area development fee (in addition to any fees due under the Franchise Agreements) of Eighty-Five Thousand Dollars ($85,000), which shall not be refundable by Company under any circumstances.

     6.2  Franchise Fee.  No initial franchise fee shall be payable by a
          -------------
Franchisee to Company with respect to the first Franchise Agreement entered. The initial franchise fee payable by a Franchisee to Company shall be Twenty-Five Thousand Dollars ($25,000) for each of the next eleven (11) Franchise Agreements during the Term, with such fee payable upon the opening of the Store which is the subject of such Franchise Agreement.

     6.3  Other Fees and Payments.  All other fees and payments to Company by
          -----------------------
Developer or a Franchisee shall be made pursuant to the Franchise Agreements.

                     ARTICLE VII.  TRANSFER OR ASSIGNMENT

     7.1  Assignment by Company.  Company shall have the right to Transfer any
          ---------------------
or all of its direct or indirect interest in this Agreement (including, without limitation, the economic benefits derived from this Agreement), and any or all of its rights and privileges hereunder to any other person, firm or corporation ("Assignee of Company"); provided that, in respect to any Transfer ("Assignment by Company") resulting in the subsequent performance by such Assignee of Company of the functions of the Company: (i) at the time of Assignment by Company, the Assignee of Company is financially responsible and economically capable of performing the obligations of Company hereunder; and (ii) the Assignee of Company expressly assumes and agrees to perform such obligations. In the event of such Assignment by Company, Company shall be relieved of all obligations or liabilities then existing or thereafter assertable under this Agreement.

     7.2  Assignment by Developer.
          -----------------------

     (a) Restriction on Transfer.  This Agreement is being entered into in
         -----------------------
reliance upon and in consideration of the singular personal skills and qualifications of Developer and its Equity Holders and the trust and confidence reposed in Developer by Company, or, in the case of a corporate Developer, the principal officers thereof who will actively and substantially participate in the ownership, development and operation of the Stores or, in the case of a partnership or limited liability company Developer, the partners, managers or members thereof who will actively and substantially participate in the ownership, development and operation of the Stores. Therefore, neither Developer nor any immediate or remote successor to Developer, nor any individual, partnership, corporation, limited liability company or other legal entity which directly or indirectly owns an Equity Interest in Developer, shall Transfer any direct or indirect interest in this Agreement, or any Equity Interest in Developer, in whole or in part, in any manner, except as permitted by this Agreement. Any purported Transfer of any interest in this Agreement, or an Equity Interest in Developer not in accordance with this Agreement shall be null and void and shall constitute a material breach of this Agreement, for which

Company may terminate this Agreement upon notice without opportunity to cure pursuant to Section 8.2(b).

     (b) Transfers to Family Members.  Developer or an Equity Holder, if a
         ---------------------------
natural person, may with Company's consent, which will not be unreasonably withheld, Transfer an Equity Interest in Developer to such person's spouse, parent, sibling, niece, nephew, descendant or spouse's descendant provided that the transferor guarantees, in form and substance satisfactory to Company, the performance of the transferee's obligations under this Agreement.

     (c) Transfers to Affiliated Corporations.  Developer or an Equity Holder,
         ------------------------------------
if a natural person, a sole proprietorship, a partnership or a limited liability company, may without the consent of Company, upon thirty (30) days prior written notice to Company, Transfer its rights hereunder or an Equity Interest in Developer to a corporation entirely owned by such natural person, sole proprietorship, partnership or limited liability company, as the case may be, in the same proportionate amount of ownership as prior to such Transfer, provided that the transferor guarantees, in form and substance satisfactory to Company, the performance of the transferee's obligations under this Agreement.

     (d) Transfers Upon Death, Incapacity.  Notwithstanding any of the
         --------------------------------
foregoing, in the event of the death or legal incapacity of Developer or an Equity Holder, if a natural person, such person's interest in this Agreement or his or her Equity Interest in the Developer will Transfer in accordance with such person's will or, if such person dies intestate, in accordance with laws of intestacy governing the distribution of such person's estate, provided that adequate provision is made for the performance of Developer's obligations under this Agreement and the transferee is one or more of the decedent's spouse, parents, siblings, nieces, nephews, descendants or spouse's descendants.

     (e) Restrictions on Granting Security Interests and Subfranchising.  Except
         --------------------------------------------------------------
as otherwise set forth below, Developer shall not in any event have the right to pledge, encumber, hypothecate or otherwise give any third party a security interest in this Agreement in any manner whatsoever, nor subfranchise or otherwise Transfer, or attempt to subfranchise or otherwise Transfer the Territory or to Transfer or subfranchise a portion but not all of Developer's rights hereunder without the express prior written permission of Company, which permission may be withheld for any reason whatsoever in Company's sole discretion.

     (f) Transfer and Processing Fees.  In the event of a Transfer pursuant to
         ----------------------------
Section 7.2(d), Developer shall not be required to pay to Company any transfer or processing fee. In the event of any other Transfer pursuant to this Article VII, Developer shall pay to Company a non-refundable transfer and processing fee of $500.

     (g) Assumption of Obligations.  Prior to any Transfer by Developer or an
         -------------------------
Equity Holder of an Equity Interest in Developer permitted hereunder, if the transferor thereof is a party to any agreement or understanding with Company, including, without limitation, a guarantee of Developer's obligations hereunder, such transferor shall give Company thirty (30) days prior written notice of the Transfer (except under Section 7.2(d) hereof) and (i) shall cause the transferee to enter into an equivalent agreement or understanding with Company prior to such Transfer in form and substance satisfactory to Company; and (ii) in any event, shall cause the transferee and each Equity Holder of such transferee to expressly assume in writing for the benefit of Company all of the respective obligations of Developer and its Equity Holders under this Agreement. No such Transfer shall be effective unless and until such transferee and each Equity Holder of such transferee complies fully with the terms of this Section, notwithstanding any other provision of this Agreement.

     (h) No Waiver.  Developer acknowledges (i) that any consent granted or
         ---------
withheld by Company under this Article VII shall not serve to waive Company's right to grant or withhold consents thereafter, and (ii) that Company may consider the effect (cumulative or otherwise) of prior transfers in determining whether to grant or withhold its consent to any Transfer.

     (i) Notice.  If a Transfer occurs that is permitted without Company's prior
         ------
written consent pursuant to this Section 7.2, Developer and the transferor shall give Company notice of such Transfer within ten (10) days after such Transfer and shall provide all related information reasonably requested by Company.

                    ARTICLE VIII.  TERMINATION OF AGREEMENT

     8.1  By Developer.  If Developer and all Franchisees are in full compliance
          ------------
with all of the terms and conditions of this Agreement, all Operating Agreements and all Franchise Agreements and Company materially breaches this Agreement, Developer may terminate this Agreement effective thirty (30) days after Company's receipt of written notice of termination if Developer gives written notice of such breach to Company and Company does not:

          (a) correct such breach within thirty (30) days after Company's receipt of such notice of material breach; or

          (b) if such breach cannot reasonably be cured within thirty (30) days after Company's receipt of such notice, undertake within thirty (30) days after Company's receipt of such notice, and continue until completion, reasonable efforts to cure such breach.

Any termination of this Agreement by Developer other than as provided in this
Section 8.1 shall be deemed a termination by Developer without cause.

     8.2  By Company.  Company may terminate this Agreement, effective upon
          ----------
delivery of notice of termination to Developer or, where expressly applicable, upon failure to cure to Company's satisfaction any breach of this Agreement before the expiration of any period of time within which such breach may be cured in accordance with the provisions set forth below, if:

          (a) Developer fails to satisfy the development obligations set forth in this Agreement; provided, however, that if (i) the next Store to be opened has not been approved by Company pursuant to Section 3.4 within sixty (60) days after the most current Store opening has occurred, and (ii) Developer has been afforded no more than one (1) cure right hereunder, then Developer will have a forty-five (45) day cure period to timely open the next Store;

          (b) A Transfer of an Equity Interest or any direct or indirect interest in this Agreement occurs;

          (c) Developer (or any of its Equity Holders) has made any material misrepresentation or omission in its application for this Agreement or in connection with any transfer hereunder or is convicted by a trial court of or pleads guilty or no contest to a felony, or to any other crime or offense that may adversely affect the reputation of Stores or the goodwill associated with the Service Marks, or engages in any misconduct which may adversely affect the reputation of Stores or the goodwill associated with the Service Marks;

          (d) Developer (or any of its Equity Holders) makes any unauthorized use of the Service Marks, or unauthorized use, disclosure or duplication of the Confidential Information, or challenges or seeks to challenge the validity of the Service Marks;

          (e) Developer, its Equity Holders or members of their immediate families violate the restrictions on the operation of Competitive Businesses during the Term, or violate the covenants concerning competition and confidentiality (regardless of whether any such party has executed this Agreement or a Confidentiality and Non-Competition Agreement);

          (f) Developer (or any of its Equity Holders) or any Franchisee fails:
     (i) to comply with any other provision of this Agreement, any Operating Agreement, any Franchise Agreement or any other instrument, agreement or document with Company or its affiliates and does not correct such failure within thirty (30) days after Developer's or such Franchisee's receipt of Company's written notice of such failure to comply; or (ii) if such failure cannot reasonably be corrected within the aforesaid thirty (30) day period but can be corrected within a reasonably short time (not to exceed an additional thirty (30) days), undertake within ten (10) days after Developer's or such Franchisee's receipt of Company's written notice, and continue until completion, best efforts to correct such failure within such reasonably short time (not to exceed an additional thirty (30) days) and furnish proof acceptable to Company, upon its request, of such efforts and the date full compliance will be achieved;

          (g) Developer (or any of its Equity Holders) fails on three (3) or more separate occasions within any period of twenty-four (24) consecutive months to comply with this Agreement, whether or not such failures to comply are corrected after written notice thereof is delivered to Developer;

          (h) Company has delivered a notice of termination of a Franchise Agreement executed pursuant to this Agreement in accordance with its terms and conditions or a Franchisee had terminated a Franchise Agreement without cause; or

          (i) Developer becomes insolvent in the sense that Developer is unable to pay its bills as they become due.

     8.3  Termination of Certain Rights of Developer.  In the event Company is
          ------------------------------------------
entitled to terminate this Agreement in accordance with Section 8.2, Company, in its sole discretion, shall have the option, to terminate any one or more of the following instead of terminating this Agreement:

          (a) Developer's right to develop Stores for which no Franchise Agreement has been executed; or

          (b) Developer's territorial rights in some or all of the Territory;

effective ten (10) days after delivery of written notice thereof to Developer. If any of such rights, options or arrangements are terminated in accordance with this Section, such termination shall be without prejudice to Company's right to terminate this Agreement or other such rights, options or arrangements at any time thereafter as a result of additional defaults of this Agreement in accordance with Section 8.2.

     8.4  Effects of Termination.  Except to the extent provided herein, the
          ----------------------
termination of this Agreement will not affect the status of any Operating Agreement or Franchise Agreement then in effect. Notwithstanding the termination or expiration of this Agreement, the terms and conditions of Articles V, IX and X shall survive the termination or expiration of this Agreement.

             ARTICLE IX.  INDEPENDENT CONTRACTORS; INDEMNIFICATION

     9.1  Independent Contractors.  Company and Developer are independent
          -----------------------
contractors. Neither Company nor Developer shall be obligated by or have any liability under any agreements, representations, or warranties made by the other that are not expressly authorized hereunder, nor shall Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of Developer's business conducted pursuant to this Agreement or the operation of Stores by Developer or Franchisees, whether or not caused by Developer's negligent or willful action or failure to act. Company shall have no liability for any value added, sales, service, use, excise, income, gross receipts, property, payroll, employee withholding or other taxes levied upon Developer or Franchisees or their assets or upon Company in connection with the business conducted by Developer (other than to the extent Company has liability as a member of a Franchisee).

     9.2  Indemnification.  Developer shall defend and hold Company, its
          ---------------
affiliates and their respective shareholders, directors, officers, employees, agents or assignees harmless against and to reimburse them for:

          (a) all claims, losses, obligations and damages described in this Section, any and all claims and liabilities of customers and others directly or indirectly arising out of this Agreement, the development or operation of any Stores pursuant to this Agreement (including, without limitation, breach or violation of any agreement, contract or commitment by Developer resulting from Developer's execution and delivery of this Agreement or performance of any of its obligations hereunder or liabilities asserted by Equity Holders, employees, agents or other representatives of Developer arising in connection with training provided by Company or its affiliates or designees or otherwise), unauthorized activities conducted in association with the Service Marks, the transfer of any interest in this Agreement, any Stores, or any Franchisee, to the extent that such claims, obligations, damages, losses or liabilities do not arise solely from the gross negligence or wrongful conduct of Company; and

          (b) all value added, sales, use, service, occupation, excise, gross receipts, income, property, payroll, employee withholding or other taxes, whether levied upon Developer, any Franchisee or Store or Developer's or any Franchisee's property or upon Company in connection with the sales made or business conducted by Developer or any Franchisee (except any taxes Company is required by law to collect from Developer with respect to purchases from Company or is required by law to pay by reason of being a member of Franchisee).

For purposes of this indemnification, "claims" shall mean and include all obligations, actual, consequential, special, exemplary and punitive damages and costs reasonably incurred in the defense of any such claim against Company, including, without limitation, reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses. Company shall have the right to defend any such claim against it in such manner as Company deems appropriate or desirable in its sole discretion. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

                     ARTICLE X.  MISCELLANEOUS PROVISIONS

     10.1 Arbitration.
          -----------

     (a) Except as specifically modified by this Article X, and excepting matters involving provisional remedies as set forth in Section 10.2, any dispute between on the one hand, Company and affiliated entities, and on the other hand, Developer, Equity Holders or affiliated entities, arising out of or relating to this Agreement or its breach, including without limitation, any claim that this Agreement or any of its parts, is invalid, illegal or otherwise voidable or void, will be resolved by submission to binding arbitration by JAMS/ENDISPUTE ("JAMS").

     (b) The arbitrators of any dispute hereunder are hereby affirmatively instructed to apply the law of the State of California to this Agreement and the totality of the legal relations among the parties. Notwithstanding this Section, and specifically excepting the location of the arbitration (which shall be Los Angeles County, California, as described below), all issues relating to the arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by California law. California discovery law will apply to provide all discovery available in California Superior Court cases, and California evidence law shall apply. All hearings and other proceedings shall take place in Los Angeles County, California, or if Company so elects, in the county where the principal place of business of Developer is then located.

     (c) If the dispute exceeds $100,000 in controversy, a panel of three arbitrators will be selected to arbitrate the dispute. Otherwise, one arbitrator may be selected to arbitrate the dispute. Each of the arbitrators must have been duly licensed to practice law in California for at least ten (10) years. To select arbitrators, JAMS will mail simultaneously to each party to the dispute an identical list of all qualified arbitrators in the organization who are willing to arbitrate the dispute in Los Angeles County, California. This list may be limited to twenty (20) arbitrators. Each side to the dispute may then strike off the list those arbitrators who are not preferred. The maximum number of arbitrators which may be stricken by one side shall be two (2) less than half of the number of arbitrators on the list. Each side shall number the remaining arbitrators on its list in order of preference, and return its list to the arbitration organization within twenty (20) days from the date the list was mailed to the parties. If a party does not return the list within the time specified, all arbitrators named therein shall be acceptable to that party.

     (d) Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable except for mistakes of law or an award in excess of that permitted by this Agreement. No punitive or exemplary damages shall be awarded against either Company or Developer, or entities affiliated with either of them, in an arbitration proceeding or otherwise, and are hereby waived.

     (e) Prior to any arbitration proceeding taking place, either party may, at its option, elect (i) to have the arbitrator conduct, in a separate proceeding prior to the actual arbitration, a preliminary hearing, at which hearing testimony and other evidence may be presented and briefs may be submitted, including without limitation a brief setting forth the then applicable statutory or common law methods of measuring damages in respect of the controversy or claim being arbitrated, or (ii) to conduct non-binding mediation before JAMS in Los Angeles County, California, in which event the parties shall execute a confidentiality agreement.

     (f) This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. If either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding said failure to appear.

     (g) Company and Developer agree that no arbitration and no other form of proceeding permitted hereby will be maintained by any party to enforce any liability or obligation of the other party, whether arising from this Agreement or otherwise, unless brought before the expiration of the earlier of (i) one (1) year after the date of discovery of the facts resulting in such alleged liability or obligation or (ii) two (2) years after the date of the first act or omission giving rise to such alleged liability or obligation, except that where state or federal law mandates or makes possible by notice or otherwise a shorter period, such shorter period shall apply; provided that an action to enforce a judgment obtained in any arbitration or other proceeding permitted hereby may be brought as permitted by law.

     (h) The provisions of this Section 10.1 shall be construed as independent of any other covenant or provision of this Agreement; provided, however, that if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

     10.2 Injunctive or Extraordinary Remedies.  All claims by Company or
          ------------------------------------
Developer seeking temporary, preliminary, permanent or any other form of mandatory or prohibitory injunctive relief or any other extraordinary remedy shall be submitted to a court of competent jurisdiction in Los Angeles, California, without the necessity of posting any bond (and if a bond shall be required by a court of competent jurisdiction, the parties agree that the sum of $100 shall be sufficient bond). This covenant shall be independent, severable and enforceable notwithstanding any other rights or remedies which Company may have.

     10.3 References to Developer.  Upon any effective assignment of Developer's
          -----------------------
interest in this Agreement, any and all references herein to "Developer" shall, unless the context otherwise requires, mean and refer to such assignee.

     10.4 Cost of Enforcement or Defense.  In the event that any dispute arises
          ------------------------------
between the parties hereto relating to the interpretation, enforcement or performance of this Agreement, then the prevailing party in any arbitration or litigation shall be entitled to recover from the losing party the amount of all reasonable attorney's fees of such counsel and all other expenses incurred by the prevailing party in connection therewith, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter.

     10.5 Remedies Cumulative.  All rights and remedies conferred upon Company
          -------------------
by this Agreement and by law shall be cumulative of each other, and neither the exercise nor the failure to exercise any such right or remedy shall preclude the exercise of any other such right or remedy.

     10.6  Non-Waiver.  No failure by either party to take action on account of
           ----------
any default by the other party, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required by the party. No express waiver by either party of any provision or performance hereunder or of any default by the other party shall be construed as a waiver of any other or future provision, performance, or default.

     10.7 Invalidity and Severability.  If any provision of this Agreement shall
          ---------------------------
be held to be invalid, illegal, or unenforceable, for any reason, the remaining portions of this Agreement shall be unimpaired; and any invalid, illegal or unenforceable provisions shall be replaced by a mutual acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     10.8   Force Majeure.  Neither Company nor Developer shall be liable for
            -------------
loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from any of the following and is not caused by the non-performing party:

            (a)  acts of God; or

            (b)  acts of war, civil unrest or insurrection; or

            (c) strikes, lockouts, boycotts, earthquakes, floods, storms, fire and other casualties.

Any delay resulting from any of said causes shall extend the time allowed for performance accordingly or excuse performance, in whole or in part, as may be reasonable for the Store(s) directly affected thereby, except that such causes shall not excuse payment of amounts owed at the time of such occurrence or payment of any fees thereafter nor otherwise affect the Development Schedule or the development of other Stores to be developed under this Agreement, and as soon as performance is possible the non-performing party shall immediately resume performance and, in no event, shall non-performance be excused for more than six (6) months.

     10.9   Construction.  The recitals and exhibits are a part of this
            ------------
Agreement, which constitutes the entire agreement of the parties, and supersedes any and all prior oral or written understandings or agreements between Company and Developer relating to the subject matter of this Agreement. Except as otherwise set forth herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. The headings of the sections and articles hereof are for convenience only and do not define, limit, or construe the contents of such sections or articles. Numbered or lettered articles or sections contained herein refer to articles or sections of this Agreement unless otherwise expressly stated. The term "Developer" as used in this Agreement is applicable to one or more persons, a corporation, a partnership, or a limited liability company, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include each other and the feminine. If two or more persons are at any time the Developer hereunder, whether or not as partners, members, or joint venturers, their obligations and liabilities to Company shall be joint and several. This Agreement may be executed in multiple copies, each of which shall be deemed an original.

     10.10  Notices.  All written notices and reports permitted or required to
            -------
be delivered by the provisions of this Agreement or of the Development Manual shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by telegraph or telex or by telefacsimile with proof of receipt, one (1) business day after being placed in the hands of a commercial courier service for overnight delivery, or three (3) business days after

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

placement in the United States Mail by registered or certified mail, return receipt requested, postage prepaid and addressed to Company at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, to the attention of the Legal Department, or its most current principal business address of which Developer has been notified, or to Developer at Developer's most current principal business address of which Company has been notified, as applicable.

     10.11  Binding Effect.  Subject to all the provisions of Article VII, this
            --------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto (including the parties whose signatures follow those of Company and Developer) and their respective heirs, executors, administrators, personal representatives, successors, and assigns, an shall not be modified except by a written agreement signed by Company and Developer.

     10.12  Controlling Law.  To the extent applicable, any issue involving the
            ---------------
Service Marks shall be governed by the Lanham Act (15 U.S.C. 1051 et seq.). Except as otherwise provided in this Section 10.12, this Agreement and the totality of the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Area Development Agreement as of the Effective Date.

COMPANY:                                 DEVELOPER:

COLOR ME MINE FRANCHISING, INC.          UNDER FIRE, INC.

By:                                      By:
    ---------------------------              ------------------------------
Its:                                         Anne Krizman,      [title]
    ---------------------------                            ----------------


                                         By:
                                             ------------------------------
                                             Michelle Ifland,      [title]
                                                              -------------

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

                                    EXHIBITS


EXHIBIT A   -   Developer Acknowledgments and Representations Statement
EXHIBIT B   -   Territory
EXHIBIT C   -   Development Schedule
EXHIBIT D   -   Confidentiality and Non-Competition Agreement
EXHIBIT E   -   Form of Certificate of Formation
EXHIBIT F   -   Form of Operating Agreement
EXHIBIT G   -   Form of Franchise Agreement


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